                                                                   Exhibit 24

                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that the undersigned hereby constitutes, designates and appoints Janey Ahn, Benjamin Archibald, Aaron Wasserman, Jessica
Holly, Gladys Chang, Charles Park, Tricia Meyer, Diana Huffman and Bomi Lee of
BlackRock, Inc., and Elliot Gluck, Bissie Bonner and David Howe of Willkie Farr
& Gallagher LLP as such person's true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution and full power to act alone and without the other, for the undersigned and in the undersigned's name, place and stead, in any and all capacities, to execute, acknowledge, deliver and file any and all statements on Form ID (including, but not limited to, obtaining the Central Index Key ("CIK") and the CIK confirmation code ("CCC")
from the Securities and Exchange Commission), Form 3, Form 4 and Form 5 and any
successor forms adopted by the Securities and Exchange Commission, as may be required by the Securities Act of 1933, the Securities Exchange Act of 1934 and
the Investment Company Act of 1940 and the rules thereunder, and requisite documents in connection with such statements, respecting each BlackRock closed-
end investment company listed on Annex A hereto and as may be formed from time to time. This power of attorney supersedes any previous versions of same, and shall be valid from the date hereof until revoked by the undersigned, and shall be automatically revoked with respect to any attorney in the event that such attorney is no longer affiliated with Willkie Farr & Gallagher LLP or
BlackRock, Inc. or its affiliates (as the case may be). The undersigned hereby further ratifies and confirms any action taken by any of the above attorneys-
in-fact prior to the date hereof that would be authorized hereby if the same had been taken on or after the date hereof.

IN WITNESS WHEREOF, the undersigned has executed this instrument as of
September 21, 2022.

                                   By: /s/ Caroline Tall
                                   -------------------------------
                                   Print: Caroline Tall

                                Annex A

                                Equity Funds

1.   BlackRock Enhanced Capital and Income Fund, Inc.                       CII

2.   BlackRock Enhanced Equity Dividend Trust                               BDJ

3.   BlackRock Energy and Resources Trust                                   BGR

4.   BlackRock Enhanced Global Dividend Trust                               BOE

5.   BlackRock Health Sciences Trust                                        BME

6.   BlackRock Health Sciences Trust II                                    BMEZ

7.   BlackRock Enhanced International Dividend Trust                        BGY

8.   BlackRock Resources & Commodities Strategy Trust                       BCX

9.   BlackRock Science and Technology Trust                                 BST

10.   BlackRock Science and Technology Trust II                            BSTZ

11.   BlackRock Science and Technology Trust III                           BSTE

12.   BlackRock Utilities, Infrastructure & Power Opportunities Trust       BUI

13.   BlackRock Innovation and Growth Trust                                BIGZ

                        Tax-Exempt Fixed Income Funds

14.   BlackRock California Municipal Income Trust                           BFZ

15.   BlackRock Municipal Income Quality Trust                              BYM

16.   BlackRock Investment Quality Municipal Trust, Inc.                    BKN

17.   BlackRock Long-Term Municipal Advantage Trust                         BTA

18.   BlackRock Muni Intermediate Duration Fund, Inc.                       MUI

19.   BlackRock MuniAssets Fund, Inc.                                       MUA

20.   BlackRock Municipal Income Trust                                      BFK

21.   BlackRock Municipal Income Trust II                                   BLE

22.   BlackRock MuniHoldings California Quality Fund, Inc.                  MUC

23.   BlackRock MuniHoldings Fund, Inc.                                     MHD

24.   BlackRock MuniHoldings Quality Fund II, Inc.                          MUE

25.   BlackRock MuniHoldings New Jersey Quality Fund, Inc.                  MUJ

26.   BlackRock MuniHoldings New York Quality Fund, Inc.                    MHN

27.   BlackRock MuniVest Fund II, Inc.                                      MVT

28.   BlackRock MuniVest Fund, Inc.                                         MVF

29.   BlackRock MuniYield Fund, Inc.                                        MYD

30.   BlackRock MuniYield Quality Fund III, Inc.                            MYI

31.   BlackRock MuniYield Michigan Quality Fund, Inc.                       MIY

32.   BlackRock MuniYield New York Quality Fund, Inc.                       MYN

33.   BlackRock MuniYield Pennsylvania Quality Fund                         MPA

34.   BlackRock MuniYield Quality Fund II, Inc.                             MQT

35.   BlackRock MuniYield Quality Fund, Inc.                                MQY

36.   BlackRock New York Municipal Income Trust                             BNY

37.   BlackRock Virginia Municipal Bond Trust                               BHV

38.   BlackRock Municipal 2030 Target Term Trust                            BTT

39.   BlackRock 2037 Municipal Target Term Trust                            BMN

                           Taxable Fixed Income Funds

40.   BlackRock Debt Strategies Fund, Inc.                                  DSU

41.   BlackRock Floating Rate Income Strategies Fund, Inc.                  FRA

42.   Blackrock Core Bond Trust                                             BHK

43.   BlackRock Floating Rate Income Trust                                  BGT

44.   BlackRock Income Trust, Inc.                                          BKT

45.   BlackRock Limited Duration Income Trust                               BLW

46.   BlackRock Credit Allocation Income Trust                              BTZ

47.   BlackRock Corporate High Yield Fund, Inc.                             HYT

48.   BlackRock Enhanced Government Fund, Inc.                              EGF

49.   BlackRock Multi-Sector Income Trust                                   BIT

50.   BlackRock Taxable Municipal Bond Trust                                BBN

51.   BlackRock Capital Allocation Trust                                   BCAT

52.   BlackRock ESG Capital Allocation Trust                               ECAT

                                Alternative Funds

53.   BlackRock Multi-Sector Opportunities Trust                              -

54.   BlackRock Multi-Sector Opportunities Trust II                           -

55.   BlackRock Credit Strategies Fund                                        -

56.   BlackRock Private Investments Fund                                   BPIF

57.   BlackRock Hedge Fund Guided Portfolio Solution                        GPS